EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements

(1)	Registration Statement (Form S-8 No. 333-183725) pertaining to the 2001 Stock Plan and 2012 Equity Incentive Plan of KaloBios Pharmaceuticals, Inc.,
(2)	Registration Statement (Form S-8 No. 333-194597) pertaining to the 2012 Equity Incentive Plan of KaloBios Pharmaceuticals, Inc.,
(3)	Registration Statement (Form S-8 No. 333-202934) pertaining to the 2012 Equity Incentive Plan of KaloBios Pharmaceuticals, Inc.,
(4)	Registration Statement (Form S-8 No. 333-206321) pertaining to the 2012 Equity Incentive Plan of KaloBios Pharmaceuticals, Inc.,

of our report dated March 16, 2015, with respect to the consolidated financial statements of KaloBios Pharmaceuticals, Inc. for the year ended December 31 2014, included in this Annual Report (Form 10-K) of KaloBios Pharmaceuticals, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Redwood City, California
September 1, 2016